CONFIDENTIAL TREATMENT REQUESTED.
Confidential portions of this document have been redacted and have been separately filed with the Commission.

                          CONTRACT FOR THE PURCHASE OF
                            SEATTLE CORPORATE OFFICE
                       AND USE OF ITEX CLIENT INFORMATION

         THIS AGREEMENT OF PURCHASE AND SALE is effective as of the 28th day of November, 2003, by and among Seattle Trade Exchange LLC, with its principal place of business at 200 1st Ave W STE 504, Seattle, WA 98119 ("Purchaser"), and ITEX Corporation, a Nevada corporation, with its principal place of business at 3400 Cottage Way, Sacramento, CA ("Seller").

                                   Background

         Seller operates a barter network system in the United States and Canada, and desires to sell to Purchaser certain assets and liabilities of Seller's business and grant to Purchaser the non-exclusive right and license to utilize certain ITEX Proprietary Information. Purchaser desires to acquire certain of the assets and liabilities of Seller's business and be granted the non-exclusive right and license to utilize certain ITEX Proprietary Information on the terms and conditions hereinafter set forth.

         IN CONSIDERATION of the foregoing and the mutual covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows.

1.       DEFINITIONS
         The following words shall have the following meanings when used in this
Agreement:

         1.1 AFFILIATE - "Affiliate" means (a) any company owned or controlled to the extent of at least fifty percent (50%) of its issued and voting capital by a party to this Agreement and any other company so owned or controlled (directly or indirectly) by any such company or the owner of any such company, or (b) any partnership, joint venture or other entity directly or indirectly controlled by, controlling, or under common control of, to the extent of fifty percent (50%) or more of voting power (or otherwise having power to control its general activities), a party to this Agreement, but in each case only for so long as such ownership or control shall continue.

         1.2 ASSETS - "Assets" shall mean all of the assets of the Seller listed on Exhibit A attached hereto. The Purchaser acknowledges that certain of the purchased Assets are not owned by the Seller but are leased from third parties and that for these assets the Purchaser is not purchasing the assets outright but is purchasing the Seller's leasehold interest. Seller will be responsible for the continuing lease payments and buyout of the equipment upon expiration of the lease, at no cost to Purchaser, except where noted. Any Assets sold by Purchaser within three months of the Closing Date will offset the Seattle Scrip account.

         1.3 BUSINESS - "Business" shall mean all operations and arrangements relating to the conduct of Seller's Business Unit.

         1.4 BUSINESS UNIT - "Business Unit" shall mean all contracts relating to the Seattle corporate office owned by Seller, all related costs, services and charges, and all of Seller's employees supporting the trade network of clients assigned to the corporate office. Those employees are listed on Exhibit B attached hereto.

         1.5 CLOSING DATE - "Closing Date" means the 28th day of November, 2003, or such other date as the parties may agree as to the date upon which the completion of the sale and purchase of the ASSETS hereunder shall take place; and

         1.6 LIABILITIES - "Liabilities" shall mean all of the liabilities of the Seller set forth in Paragraph 3.5 below and listed on Exhibit C attached hereto.

         1.7 PROPRIETARY INFORMATION - "Proprietary Information" means (i) the ITEX client list provided to Purchaser of approximately 500 clients and client sub accounts, with trade and cash balances listed, the receipt of which is acknowledged by Purchaser; and (ii) all of Seller's trade secrets, information, and know-how, now owned, licensed or controlled or hereafter acquired, developed, owned, licensed or controlled by Seller or any of its Affiliates in the operation of the Business Unit (including without limitation, techniques, procedures and processes, programs, ideas, analytical methodology, schematics, software design and architecture, computer code, internal documentation, design and function specifications, analysis and performance information, benchmarks, software documents, and other technical, business, product, marketing and financial information, plans and data relating to the operation of the Business
Unit).

         1.8 TRANSACTION DATE - "Transaction Date" shall mean November 24, 2003.


2. PURCHASE AND SALE; GRANT OF FRANCHISE

         2.1 Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell and Purchaser hereby agrees to purchase on the Closing Date the Assets and assume the Liabilities. The Purchaser acknowledges that certain of the purchased Assets are not owned by the Seller but are leased from third parties and that for these assets the Purchaser is not purchasing the assets outright but is purchasing the Seller's leasehold interest.

         2.2 Subject to the terms and conditions of this Agreement, Seller hereby grants to Purchaser the non-exclusive right and license in Seattle, WA to utilize the Proprietary Information, including without limitation the ITEX client list previously provided to Purchaser of approximately 500 clients, with trade and cash balances listed for use by Purchaser in carrying out its duties under this Agreement in connection with development, management and maintenance of an ITEX retail trade exchange based in SEATTLE, WA.

3.       CONSIDERATION

         3.1 In consideration of the purchase and sale and grant of the franchise and license referenced above and described in the Franchise Agreement, Purchaser shall provide Seller the following compensation on or before the Closing Date:

          (a) The sum of $500,000 USD, payable as follows: $50,000 USD upon closing. The further sum of $450,000 USD, payable according to the terms of the Secured Promissory Note attached hereto as Exhibit D. The note shall be secured by a general security agreement in the form set forth in Exhibit E, which shall be perfected by a UCC-1 filed with the Washington Secretary of State pursuant to Article 9 of the Washington Commercial Code in first position.

          (b) As provided in Paragraph 3.5 below, Purchaser assumes the Liabilities under the obligations set forth on Exhibit C attached hereto and agree to make payments for such Liabilities in accordance with their terms as and when due.

         3.2 Allocation of Purchase Price - The Seller and the Purchaser agree that the purchase price shall be allocated among the Purchased Assets in accordance with Exhibit F and that they will prepare and file their respective tax returns in a manner consistent with such allocation.

          3.3 Transfer Taxes - The Purchaser shall be liable for and shall pay all federal and state sales taxes, goods and services taxes, and transfer taxes, duties or other like charges payable upon and in connection with the transfer of the Purchased Assets by the Seller to the Purchaser.

         3.4 Employees - The Purchaser agrees to offer to employ the employees of the Seller listed in Exhibit B on terms and conditions not less favorable, in the aggregate, than as are presently enjoyed by such employees including, without limiting the generality of the foregoing, rates of pay, benefits, severance entitlements and recognition of vacation entitlement earned but not taken as at the Closing Date by such employees. Purchaser shall be liable for and assumes any liability of Seller with respect to any earned or accrued vacation pay or severance benefits to which the Employees listed on Exhibit B may be entitled under federal or state law, and shall indemnify and hold harmless Seller from and against the full amount of any losses incurred by Seller with respect to these employment claims.

         3.5      Assumption of Liabilities

          (a) On the Transaction Date, Purchaser assumes the liabilities and obligations of the Seller in connection with the contracts and leases that form part of the purchased Assets.

 From the Transaction Date, Purchaser will have no liability for the use of the T-1 line servicing until such time as Purchaser vacates the premises located at 99 S Jackson St., Ste. 300 Seattle, WA 98104. Purchaser may utilize the existing telephone lines after the Transaction Date, but will be responsible for any line charges and telephone charges incurred in connection with the use of the lines. Purchaser will forthwith make arrangements to have its own telephone lines installed at Purchaser's new premises located at 200 1st Ave W STE 504, Seattle, WA 98119.

          (b) After the Transaction Date. Purchaser will obtain its own T-1 line or alternative Internet connection. Purchaser will assume all liabilities for all other business related services at the premises occupied by Purchaser;

          (c) Purchaser also assumes all Obligations of the Seller accruing after the Closing Date in respect of the purchased Assets, except that, Seller shall continue to be responsible for the lease payment of Gateway computers and the buyout of this lease at its expiration.

          (d) Purchaser shall sublet the current ITEX Seattle office at a cost of $8,700 payable in ITEX Trade Dollars per month, until Purchaser moves to its new location. Purchaser will not be charged any amount, if vacated by December 25th, 2003, and premises are completely empty of all furniture, inventory and other items. The premises must have phone and computer lines rolled up, carpets cleaned and left in original condition. Any charges incurred by Seller concerning the office will be passed on to Purchaser.

          (e) On the Transaction Date, Purchaser also assumes any liability of Seller with respect to any earned or accrued vacation pay or severance benefits to which the Employees listed on Exhibit B may be entitled under federal or state law, as set forth in Paragraph 3.4 above;

         With respect to each of these Liabilities set forth in this Paragraph
3.5 or on Schedule C, Purchaser shall indemnify and hold harmless Seller from and against the full amount of any losses incurred by Seller with respect to claims based on the Liabilities.

         From time to time after the date of this Agreement, Purchaser shall, without further consideration, execute and deliver such other instruments and take such other action as Seller may reasonably request to carry out the terms and provisions of Purchaser's assumption of the Liabilities. Purchaser assumes no obligation with respect to any other liabilities of the Seller to any third party or with respect to any liabilities to an individual or entity other than those listed above.


4. DELIVERY OF ASSETS

         4.1 All Assets purchased hereunder shall be delivered by Seller to Purchaser on the Closing Date at Seller's present place of business in SEATTLE, WA, at which time title and risk of loss with respect to the Assets shall pass to Purchaser.


5. OWNERSHIP AND USE OF PROPRIETARY INFORMATION

         5.1 During the term of this Agreement, Purchaser will use its reasonable best efforts to utilize the Proprietary Information only for Purchaser's anticipated management and ownership of the ITEX retail trade exchange in Seattle, WA, or for those other locations specifically identified by Seller in writing.

         5.2 As between the parties, Seller retains ownership of all right, title and interest in the Proprietary Information and all copies and portions thereof. The grant of a license in this Agreement to the Proprietary Information does not constitute a sale of the Proprietary Information or any portion or copy of it to Purchaser.

         5.3 Purchaser agrees that the Seller shall be entitled to refer selected visitors to Purchaser to view the ITEX trade exchange at Purchaser's location(s), provided reasonable advance notice is provided to Purchaser and such viewing times shall be at the convenience of Purchaser.

6.       CONFIDENTIALITY

         6.1 Purchaser acknowledges that the Proprietary Information and other information about the Seller's business or activities that is proprietary and confidential, including all business, financial, technical and other information of a party which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as confidential and any non-public information provided by Seller will be deemed to be the "Confidential Information" and will not be disclosed without the written consent of Seller. Purchaser shall not during the term of this Agreement and for a period of five (5) years after its termination, use (except as expressly authorized by this Agreement) or disclose Confidential Information without the prior written consent of Seller, provided however, that Confidential Information will not include information that (i) is in or enters the public domain without breach of this Agreement, (ii) Purchaser lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation, or (iii) Purchaser knew prior to receiving such information from the disclosing party or develops independently. Purchaser will take all reasonable measures to maintain the confidentiality of the Confidential Information in its possession or control, but in no event shall the measures be less than the measures it uses to maintain the confidentiality of its own information of similar importance. Notwithstanding the foregoing, Purchaser may disclose Confidential Information (i) to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law or (ii) on a "need-to-know" basis under an obligation of confidentiality to its legal counsel, accountants, banks and other financing sources and their advisors.


7. ADDITIONAL COVENANTS

            7.1 Trade accounts and trade inventory. A new operating account will be established ***


            7.2 Trade Account Deficit. Purchaser acknowledges that there is a trade deficit in the Business, however, Purchaser assumes no liability for its payment.

            7.3 Broker or Franchise Contract. Purchaser will execute a standard franchise agreement upon closing, together with a consulting agreement for Purchaser's President to assist Seller in certain training activities described on Exhibit I. Purchaser will execute the applicable franchise agreement designated by Seller. Such franchise agreement will not materially increase any financial burden set forth under the terms of this agreement. ***

            7.4 Further Assurances. Seller from time to time after the Closing Date, at Purchaser's request, will execute, acknowledge and deliver to Purchaser such other instruments of conveyance



------------------

***  Confidential material redacted and filed separately with the Commission

CONFIDENTIAL TREATMENT REQUESTED.
Confidential portions of this document have been redacted and have been separately filed with the Commission.


and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser or Seller may reasonably require in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Assets, or to better enable Purchaser to complete, perform or discharge any of the assumed Liabilities. Each of the Parties will cooperate with the other and execute and deliver to the other parties such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party to this Agreement as necessary to carry out, evidence and confirm the intended purposes of this Agreement.


8. TERM AND TERMINATION

         8.1 The License to use ITEX Proprietary Information and right of Purchaser to operate an ITEX retail trade exchange granted by this Agreement is effective until terminated earlier as provided in Exhibit H, Franchise Agreement attached herein.

         8.2 Upon termination, the Purchaser shall immediately return any and all Proprietary Information and all copies and extracts of the foregoing.

         8.3 This Agreement may be terminated for any reason upon the mutual agreement of the parties.

9.       REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants as of the date of this Agreement and as of the Transaction Date to Purchaser as an inducement to enter into this
Agreement:

         9.1 STATUS -- Seller is a corporation duly organized and existing and in good standing under the laws of the State of Nevada, which has full power and authority to own or lease its property and assets and to carry on its business as it has been, and is, conducted.


         9.2 CORPORATE AUTHORITY -- Seller has full power and authority to enter into this Agreement and to consummate the transactions contemplated herein.

         9.3 CORPORATE ACTION -- All necessary corporate action has been duly taken by the Seller in order to authorize the execution and consummation of this Agreement. Upon execution hereof by the Purchaser, this Agreement shall be the legal, valid and binding obligation of the Seller enforceable in accordance with its terms.

         9.4 TITLE TO PROPERTY -- The Purchaser acknowledges that certain of the Purchased Assets are not owed by the Seller but are leased from third parties and that for these assets the Purchaser is not purchasing the assets outright but is purchasing the Seller's leasehold interest. With respect to the remainder of the Assets set forth in Exhibit A, Seller has good and marketable title to the Assets to be transferred hereunder, free and clear of any liabilities, liens, encumbrances, security interests, charges, imperfections of title or restrictions of any kind or nature whatsoever.

         9.5 EMPLOYMENT CONTRACTS - With respect to the Employees set forth in Exhibit B, Seller is not a party to written contracts of employment or collective bargaining agreements. Except for a health benefits plan, Seller is not a party to any retirement plans or other employee benefit plans in effect, which cover the Employees.

         9.6 CONFLICTS WITH OTHER AGREEMENTS - To its knowledge, neither the execution and delivery of this Agreement nor the consummation of the sale and other transactions contemplated hereunder will conflict with, or result in a breach of, any of the terms and conditions or provisions of any law or any regulation, order, writ, injunction or decree of any court or government instrumentality or the corporate Charter or Bylaws of Seller, or of any agreement or other instrument to which Seller is bound, or will constitute a default or result in any lien or encumbrance on any of the assets being sold hereunder.

         9.7 NO BANKRUPTCY -- No proceeding has been commenced against or by the Seller under the federal Bankruptcy Code or any similar state statute.


10.      REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants:

         10.1 STATUS -- Purchaser is a limited liability company duly organized and existing and in good standing under the laws of the State of Washington, which has full power and authority to own or lease its property and assets and to carry on its business as contemplated by this Agreement.


         10.2 LLC AUTHORITY -- Purchaser has full power and authority to enter into this Agreement and to consummate the transactions contemplated herein.

         10.3 LLC ACTION -- All necessary corporate action has been duly taken by the Purchaser in order to authorize the execution and consummation of this Agreement. Upon execution hereof by the Seller, this Agreement shall be the legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms.


11. CERTAIN SUBSTANTIVE PROVISIONS

         11.1     Intentionally blank

         11.2     Intentionally blank

         11.3 Bulk Sales Act Waiver - The Purchaser waives compliance by the Seller with the provisions of the Bulk Sales Act (CALIFORNIA) and such other similar legislation in other jurisdictions applicable to the Purchased Assets in respect of the transactions contemplated hereby.

         11.4 Business Records -- Seller shall transfer to Purchaser on the Transaction Date all such business records of Seller pertaining to the Assets, Liabilities and the Business, as Purchaser deems necessary and valuable for the continued operation of the Business.

         11.5 INSTRUMENTS -- The sale, conveyance, transfer, assignment and delivery of the Assets and assumption of the Liabilities hereunder shall be effected upon or subsequent to the Closing Date by transfers of Certificates of Title, Bills of Sale, Articles of Transfer, Assignment Agreements and such other instruments of transfer and conveyance as may reasonably be requested by Purchaser, in such form as Purchaser may reasonably request.

         11.6 CONTRACTS -- Assignment of Contracts - To the extent the assignment of any contract, lease, agreement or commitment to be assigned to the Purchaser pursuant to the terms of this agreement shall require the consent of any other party thereto or shall be subject to any equity or option in any other person by reason of a request for permission to assign or transfer, this agreement shall not constitute a contract to assign the same if an attempted assignment would constitute a breach thereof or create any rights in other persons not desired by the Purchaser. The Seller shall use its best efforts to procure consents to any such assignment provided that if such consent is not obtained, the Seller shall cooperate with the Purchaser in any reasonable arrangement to provide the Purchaser with the benefit of any such contract.

         11.7 EMPLOYEES OF THE BUSINESS - Unless this Agreement has been terminated in accordance with the provisions of Section 8, except with the prior written approval of an authorized executive officer of Purchaser, Seller hereby covenants that it will not, for period of thirty-six (36) months after the execution of this Agreement, in any manner or capacity, hire or attempt to hire any employee or former employee of the Business or induce or attempt to induce any employee of the Business to terminate his employment with the Purchaser. In the event of a breach of this covenant, the parties agree that the amount of indemnification to be paid by Seller, as the case may be, under the provisions of Section 12 hereof with respect to such breach shall be an amount equal to two times the annual rate of salary being paid the employee or employees in question at the time of the breach.


12.      INDEMNIFICATION

         12.1       Purchaser to Indemnify

          (a) In accordance with and subject to the provisions of this Section 12.1, Purchaser shall indemnify and hold harmless Seller, its officers, and directors from and against and in respect of any and all claims, demands, losses, costs, expenses, liabilities, damages, including interest, penalties, and reasonable attorney fees and amounts paid in settlement, (collectively, "Indemnified Losses") suffered or incurred by Seller, by reason of, or arising out of:

          (i) any material breach of a representation or warranty contained in this Agreement or other transaction documents to which Purchaser is a party, or any failure by Purchaser to perform in connection therewith, or the breach of any covenant or agreement in this Agreement or other transaction documents, to which Purchaser is a party, or any failure by Purchaser to perform in connection therewith; and

          (ii) the failure of Purchaser to pay, satisfy, discharge, perform and fulfill any of the Obligations expressly assumed by the Purchaser pursuant to this Agreement.

         (b) Purchaser shall have no liability to Seller under this Agreement except to the extent of the consideration set forth in Section 3, provided that Seller shall be entitled to pursue any equitable remedy provided in this Agreement or by law.

            (c) The indemnities given in Section 12(a) and the right of Seller to submit Claims shall expire six (6) months from the date full consideration has been paid by Purchaser under this Agreement.

            (d) Seller shall give written notice (the "Claim Notice") of any Claim for indemnification under this section to Purchaser as promptly as practicable, but in any event: (i) if such Claim relates to the assertion against Seller of any claim by a third party (a "Third Party Claim"), within 30 days after the assertion of such Third Party Claim, or (ii) if such Claim is not in respect of a Third Party Claim, within 30 days after the discovery of facts upon which Seller intends to base a Claim for indemnification pursuant to this section; provided, however, that the failure or delay to so notify Purchaser shall not relieve Purchaser of any obligation or liability that Purchaser may have to Seller except to the extent that Purchaser demonstrates that Purchaser's ability to defend or resolve such Claim is adversely affected thereby. Any such Claim Notice shall describe the facts and circumstances on which the asserted Claim for indemnification is based. Subject to the rights of or duties to any insurer or other third party having potential liability therefor, the Purchaser shall have the right, upon written notice given to Seller within 30 days after receipt of the notice from Seller of any Third Party Claim, to assume the defense or handling of such Third Party Claim, at Purchaser's expense, in which case the following provisions shall govern.

            (e) Purchaser shall select counsel reasonably acceptable to Seller in connection with conducting the defense or handling of such Third Party Claim, and the Purchaser shall keep Seller timely apprised of the status of such Third Party Claim. Purchaser shall not, without the prior written consent of Seller, agree to a settlement of any Third Party Claim, unless (A) the settlement provides an acceptable release and discharge of Seller and Seller is reasonably satisfied with such discharge and release and (B) the Seller shall not have reasonably objected to any such settlement on the ground that the circumstances surrounding the settlement could result in an adverse impact on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or prospects of Seller. Seller shall cooperate with Purchaser and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

            12.2. Seller to Indemnify

            (a) In accordance with and subject to the provisions of this Section 12.2, Seller shall indemnify and hold harmless Buyer, its officers, and directors from and against and in respect of any and all claims, demands, losses, costs, expenses, liabilities, damages, including interest, penalties, and reasonable attorney fees and amounts paid in settlement, (collectively, "Indemnified Losses") suffered or incurred by Buyer, by reason of, or arising out of:

                       (i) any misrepresentation or breach of any covenant or
            warranty of the Seller hereunder or pursuant to any agreement, certificate or document delivered by Seller pursuant hereto;

                       (ii) any liabilities of Seller, including any tax
            obligations prior to closing date arising or incurred prior to the Closing Date except the Liabilities expressly assumed by the Buyer pursuant to this Agreement; and

                       (iii) any item scheduled as an exception to any
            representation or warranty.

            At the option of Purchaser, all payments due to Seller, if any, and the assumption of Liabilities shall be subject to set-off in the amount of any indemnification to which Purchaser is entitled under this Section 12.2.


13.      MISCELLANEOUS

         13.1 NOTICES -- Any notices, requests, demands or other communications hereunder, shall be in writing and shall be deemed to have been duly given when personally delivered or five (5) days after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the following addresses:

                  If to Seller:

                  Steven White, Chairman of the Board
                  ITEX Corporation
                  3400 Cottage Way
                  SEATTLE, CA 95825

                  If to Purchaser:
                  Bobbi McMullen, President
                  Seattle Trade Exchange, LLC
                  99 S Jackson St., Ste 300
                  Seattle, WA 98104



With a copy to Robert I. Harris, Esq., 7070 Warbler Way, Sacramento, CA 95831, or to such other address as either party may specify in writing to the other.

         13.2 EXPENSES -- All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. Each party shall be required to pay its own expenses, including expenses of its counsel and accountants, even in the event that the transactions that are the subject matter hereof are not consummated for any reason whatsoever.

         13.3 ENTIRE AGREEMENT, SUCCESSORS -- This Agreement, together with the attached Exhibits and other contracts referenced in Section 7 of this Agreement, constitutes the entire agreement between the parties and there are no representations, warranties or commitments except as provided herein. This Agreement supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, personal representatives, successors and permitted assigns of the parties hereto.

         13.4 GOVERNING LAW -- This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, excluding its principles of conflicts of laws, and the parties hereby irrevocably submit to the jurisdiction and venue of the courts of King County, Washington to adjudicate any dispute arising hereunder or relating hereto.

         13.5 NO WAIVER -- No exercise of waiver, in whole or in part, of any right or remedy provided for in this Agreement shall operate as a waiver of any other right or remedy. No delay on the part of any party in the exercise of any right or remedy shall operate as a waiver thereof.

         13.6 PUBLICITY - Confidentiality - In the event of the termination of this Agreement without consummation of the transactions contemplated hereby, the Purchaser will use its best efforts to keep confidential any information (unless in the public domain) obtained from the Seller. If this Agreement is so terminated, promptly after such termination, all documents, working papers and other written material obtained from one party in connection with this Agreement and not theretofore made public (including all copies thereof), shall be returned to the party which provided such material.

         13.7 PUBLIC NOTICES - The parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated and no party shall act unilaterally in this regard without the prior approval of the other, such approval not to be unreasonably withheld, unless such disclosure shall be required to meet timely disclosure obligations of any party under applicable securities laws and stock exchange rules in circumstances where prior consultation with the other party is not practicable.

         13.8 ACCOUNTING TERMS -- All accounting treatments and terms set forth and used in this Agreement and not specifically defined in Section 1 hereof shall be in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied.

         13.9 LEGAL ADVICE -- Seller and Purchaser acknowledge that they have had the opportunity to consult with independent counsel of their choice with regard to the transactions contemplated under this Agreement, prior to the execution of this Agreement.

         13.10 BACKGROUND; ENUMERATIONS AND HEADINGS -- The "Background," enumerations and headings contained in this Agreement are for convenience of reference only and are not intended to have any substantive significance in interpreting this Agreement.

         13.11 NO BROKER -- Each party warrants and represents that it has not dealt with or retained a broker in connection with this transaction and that no entity or individual is entitled to receive a fee as the result of the consummation of the transactions contemplated under this Agreement.

         13.12 ASSIGNMENT -- This Agreement is not assignable by Seller.

         13.13 NO THIRD-PARTY BENEFICIARIES -- This Agreement is written solely to set forth the respective rights and obligations of the parties hereto and is not intended to create or convey any rights whatsoever with respect to any third party.

         13.14 TIME -- Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

         13.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.



IN WITNESS WHEREOF, the parties hereto have executed this Agreement November 24th, 2003, effective after the close of business on November at 27th, 2003.

SELLER:

ITEX CORPORATION


/s/  Steven White
---------------------
By:  Steven White
Chairman of the Board


PURCHASER:

SEATTLE TRADE EXCHANGE LLC



/s/  Bobbi McMullen
---------------------
By:  BOBBI MCMULLEN
General Manager

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

A                 List of Assets

B                 List of Employees

C                 Employee Termination Agreement

D                 Promissory Note

E                 Security Agreement

F                 Allocation of Purchase Price

G                 Inventory Accounts

H                 Franchise Agreement

I                 Consulting Agreement

Exhibit D
                             SECURED PROMISSORY NOTE
                                                               November 24, 2003
$450,000                                                  Seattle, WA


For valuable consideration, receipt of which is hereby acknowledged, Seattle Trade Exchange, LLC, a Washington, LLC (the "Company"), hereby unconditionally promises to pay to ITEX Corporation, or its registered assigns (the "Holder") in lawful money of the United States of America and in immediately available funds at Sacramento, CA or such other place it designates, the principal sum of Four Hundred Thousand Fifty Dollars ($450,000 (US)) together with interest on the outstanding principal amount at the rate of 3.0% per annum from the date of this Note, as follows: Twenty Five Hundred Dollars ($2,500 (US)) will be withheld twice each Cycle from payments ITEX Corporation is required to make to the Company under its Independent Licensed Broker Agreement, for a total payment of $5,000 each Cycle ("Cycle Payment"), except as provided below.

For purposes of this Note, "Cycle" means the four-week business cycle of ITEX Corporation. Each ITEX fiscal year is divided into 13 Cycles

Payments to Holder will commence on January 15, 2004. In the event that a payment during any Cycle is insufficient to pay the installment then due, the Company will make up any difference by making payment in the form of a check or wire transfer to Holder.

This Note is being issued in accordance with that certain Contract for the Purchase of Sacramento Corporate Office and Use of Itex Client Information dated November 24, 2003, between the Company and ITEX Corporation (the "Purchase Agreement"). Capitalized terms used but not otherwise defined in this Secured Promissory Note (the "Note") have the respective meanings given to such terms in the Purchase Agreement.

If the Company pays off the balance of the note within four years from the date of the execution of this note, Holder shall reduce the payoff amount required by $30,000 USD. Furthermore, should ITEX Corporation or the Holder of this Note cease operations as a third party record keeper for the ITEX Retail Trade Exchange this Note is null and void.

1. Principal. The entire unpaid principal amount of this Note shall be paid on the Maturity Date. Promptly following the payment in full of this Note, the Holder shall surrender this Note to the Company for cancellation.

2. Payments. All payments of principal and interest to be made by the Company in respect of this Note shall be either: (a) withheld from payments ITEX Corporation is required to make to the Company under its Independent Licensed Broker Agreement; or (b) made in U.S. dollars by wire transfer to an account designated by the Holder by written notice to the Company or by delivery to the Holder, at the address set forth in the register maintained in the principal office of the Company or such other address that the Holder provides to the Company, or by a certified or official bank check payable to the order of the Holder, not later than 12:00 p.m. Pacific Standard Time. If the due date of any payment in respect of this Note would otherwise fall on a day that is not a Business Day (as defined below), such due date shall be extended to the next succeeding Business Day. All amounts payable under this Note shall be paid free and clear of, and without reduction by reason of, any deduction, set-off or counterclaim. The Company may prepay this Note in whole or in part prior to the Maturity Date; provided, however, that the Company shall give the Holder thirty
(30) days prior written notice of the amount and date of such prepayment. The Maturity Date is May 23, 2010 at which time the remaining principal balance will be paid, together with any unpaid interest.

3. Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reasons for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         3.1. in the event that payment is not made by the Company within 10 days of the due date of any payment due pursuant to this Note or upon any default by the Company on any payment any of the other Notes (as defined below);

         3.2. any material breach by the Company of any term, condition, obligation, covenant, representation or warranty contained in this Note, the Purchase Agreement, Franchise Agreement, or the Independent Licensed Broker Agreement;

         3.3. the Company pursuant to or within the meaning of Bankruptcy Law (as defined below): (i) commences a voluntary case for relief from its creditors; (ii) consents to the entry of an order for relief against it in an involuntary case for relief from its creditors; (iii) consents to the appointment of a custodian of the Company or for any, all or substantially all of the property of the Company; (iv) makes a general assignment for the benefit of its creditors; or (v) admits in writing its inability generally to pay its debts as they become due;

         3.4. a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company in an involuntary case; (ii) appoints a custodian of the Company or for any, all or substantially all of the property of the Company; or (iii) orders the liquidation of the Company;

         3.5. the commencement of any proceeding or the filing of a petition by or against the Company under any Bankruptcy Law for liquidation, reorganization or adjustment of debts or for the modification or adjustment of the rights of creditors;

         3.6 any material levy, seizure or attachment of any property of the Company;

3.7      (intentionally left blank)

         3.8. the Company is generally not paying its debts as they become due;

         3.9. the dissolution, consolidation, merger or transfer of a substantial part of the property of the Company;

         3.10. the Company ceases or threatens to cease to carry on all or a substantial part of its business;

         3.11. the Company is in breach of any material term, condition, obligation, covenant, representation or warranty under any other material agreement to which the Company is a party;

         3.12. the Company is in default of, or materially breached the terms of, any of its indebtedness; or

         3.13. the Company is sued by any of its existing or previous shareholders, directors or officers.

         4. Acceleration of Note. If an Event of Default occurs and is continuing, then and in every such case the Holder may declare the outstanding principal amount and accrued interest of this Note to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default referenced in Section 3.3 or 3.4 occurs, the outstanding principal amount and accrued interest of this Note shall automatically become due and payable immediately without any declaration or other action on the part of the Holder all of which are hereby expressly waived by the Company. At any time after the outstanding principal amount and accrued interest of this Note shall become immediately due and payable and before a judgment or decree for payment of the money due has been obtained, the Holder, by written notice to the Company, may rescind and annul any acceleration and its consequences. Time is of the essence hereof and if any Event of Default has occurred and is continuing, the principal amount due under this Note shall: (i) continue as an obligation of the Company until fully paid, and (ii) the Company further agrees to pay all costs and expenses incurred by Holder in collecting or enforcing payment to the extent allowed by law and all other sums owed by the Company under this Note or under the Security Agreement (as defined in the Purchase Agreement). Payment may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Holder in this Note or the Security Agreement. The remedies of Holder shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefore shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

         5. All Notes Equal. This Note may be one of a series of duly authorized Secured Promissory Notes of the Company or an Affiliate of the Company, of like tenor and effect issued pursuant to the Purchase Agreement or another agreement for purchase of assets of ITEX Corporation, except for variations necessary to express the name of the maker, the principal amount of each Note, and the date of issue (the "Notes"). All such Notes shall rank equally, without preference or priority of any kind over one another, and all payments on account of principal and interest with respect to any and all of the Notes shall be applied ratably and proportionately to all outstanding Notes on the basis of the principal amount of outstanding indebtedness represented thereby.

         6. Security. All the obligations of the Company pursuant to this Note shall be secured by a first priority security interest in all of the Company's right, title, and interest in the tangible and intangible assets of the Company including, but not limited to, all intellectual property assets owned by the Company. The Company hereby agrees to execute all documents reasonably requested by the Holder to evidence and protect the Holder's security interest in such tangible and intangible assets, including, but not limited to, the General Security Agreement which shall be perfected by a UCC-1 filed pursuant to Article 9 of the Washington Commercial code. If an Event of Default has occurred and is continuing, the Holder shall have, in addition to any other rights under this Note, the General Security Agreement or otherwise, all of the rights and remedies of a secured creditor under the Article 9 of the Washington Commercial Code.

         7. Priority. This Note shall not be subordinate or junior to any of the Company's obligations incurred prior to or after the date of this Note, except as required or permitted by law or as otherwise agreed to by the Holder.

         8. Definitions. The following terms shall have the meanings set forth below:

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law or the law of any other jurisdiction for the relief of debtors, including without limitation, Canadian federal or provincial law.

         "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

         9. Successors. All agreements of the Company in this Note shall bind its successors and permitted assigns. This Note shall inure to the benefit of the Holder and its successors and permitted assigns. This Note may be transferred by the Holder at any time without the consent of the Company, subject to compliance with applicable federal and state securities laws. The Holder shall give prior written notice to the Company of any transfer of this Note.

         10. Delegation. The Company shall not delegate or assign any of its obligations hereunder without the prior written consent of Holder.

         11. Waivers. The Company waives demand, presentment for payment, notice of dishonor, protest, notice of protest and notice of non-payment of this Note. The Holder shall not be deemed by any act of omission or commission to have waived any of its rights or remedies hereunder unless such waiver is in writing and expressly stated as such and signed by the Holder and then only to the extent specifically set forth in the writing. A waiver of one event shall not be construed as continuing or a bar to or wavier of any right or remedy to a subsequent event.

         12. Notices. All notices and other communications in respect of this Note (including, without limitation, any modifications of, or requests, waivers or consents under, this Note) shall be given or made in writing (including, without limitation, by telecopy) at the Section entitled "Notices" specified in the Purchase Agreement; or, as to either the Company or the Holder, at such other address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Note, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         13. Amendments, Waivers or Termination. Any term of this Note may be amended or waived only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 13 shall be binding upon the Holder and each transferee of this Note and the Company.

         14. Governing Law. This Note and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized officer as of the date set forth above.


THE COMPANY:

Seattle Trade Exchange, LLC


/s/  Bobbi McMullen
------------------------------------
By: Bobbi McMullen, General Manager




/s/  Florence Vincent
-------------------------
Florence Vincent, Member

Exhibit E


                               SECURITY AGREEMENT


This SECURITY AGREEMENT is made on this 24th day of November, 2003 between SEATTLE TRADE EXCHANGE, LLC, A WASHINGTON LIMITED LIABILITY COMPANY ("Debtor"), and ITEX CORPORATION, a Nevada corporation ("Secured Party").

         WHEREAS, the Debtor has entered into a Contract for the Purchase of the Seattle Corporate Office and Use of Itex Client Information dated November 24, 2003 (the "Purchase Agreement") and the Secured Promissory Note executed and delivered pursuant thereto, pursuant to which the Secured Party, subject to the terms and conditions contained therein, has acted to extend credit to the Debtor; and

         WHEREAS, it is a condition precedent to the Secured Party's extending credit to the Debtor under the Purchase Agreement that the Debtor execute and deliver to the Secured Party a security agreement in substantially the form hereof; and

         WHEREAS, the Debtor wishes to grant a security interest in favor of the Secured Party as herein provided;

         NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



1. Definitions. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Purchase Agreement. The term "State," as used herein, means the State of Washington. All terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein. However, if a term is defined in
Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9. The term "Obligations," as used herein, means all of the indebtedness, obligations and liabilities of the Debtor to the Secured Party, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising under or in respect of the Purchase Agreement and the Secured Promissory Note executed and delivered pursuant thereto or in connection therewith, or this Agreement (together, the "Loan documents"), and the term "Event of Default," as used herein, means the failure of the Debtor to pay or perform any of the Obligations as and when due to be paid or performed under the terms of the Secured Promissory Note.


2. Grant of Security Interest.
   --------------------------

         2.1 The Debtor hereby grants to the Secured Party, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Secured Party the following properties, assets and rights of the Debtor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"): all personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles). The Secured Party acknowledges that the attachment of its security interest in any additional commercial tort claim as original collateral is subject to the Debtor's compliance with Section 4.7.

         2.2 Trademark Security. As additional collateral, Debtor assigns to Secured Party, a security interest in, and a mortgage upon, all of Debtor's right, title and interest in, to and under the following property, in each case whether now or hereafter existing or arising or in which Debtor now has or hereafter owns, acquires or develops an interest and wherever located:
         (i) all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names (but excluding any application to register any trademark, service mark or other mark prior to the filing under applicable law of a verified statement of use (or the equivalent) for such trademark, service mark or other mark to the extent the creation of a security interest therein or the grant of a mortgage thereon would void or invalidate such trademark, service mark or other mark), all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;

         (ii) the entire goodwill of or associated with the businesses now or hereafter conducted by Debtor connected with and symbolized by any of the aforementioned properties and assets;

         (iii) all general intangibles and all intangible intellectual or other similar property of Debtor of any kind or nature, associated with or arising out of any of the aforementioned properties and assets and not otherwise described above; and

         (iv) all proceeds of any and all of the foregoing Collateral (including license royalties, rights to payment, accounts receivable and proceeds of infringement suits) and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to the foregoing Collateral.

         2.3 Continuing Security Interest. Debtor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 9.



3. Authorization to File Financing Statements. The Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Debtor is an organization, the type of organization and any organizational identification number issued to the Debtor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Debtor agrees to furnish any such information to the Secured Party promptly upon the Secured Party's request.

4. Other Actions. To further the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party's security interest in the Collateral, and without limitation on the Debtor's other obligations in this Agreement, the Debtor agrees, in each case at the Debtor's expense, to take the following actions with respect to the following Collateral:

         4.1. Promissory Notes and Tangible Chattel Paper. If the Debtor shall at any time hold or acquire any promissory notes or tangible chattel paper, the Debtor shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.

         4.2. Deposit Accounts. For each deposit account that the Debtor at any time opens or maintains, the Debtor shall, at the Secured Party's request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (a) cause the depositary bank to comply at any time with instructions from the Secured Party to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of the Debtor, or (b) arrange for the Secured Party to become the customer of the depositary bank with respect to the deposit account, with the Debtor being permitted, only with the consent of the Secured Party, to exercise rights to withdraw funds from such deposit account. The Secured Party agrees with the Debtor that the Secured Party shall not give any such instructions or withhold any withdrawal rights from the Debtor, unless an Event of Default has occurred and is continuing, or would occur, if effect were given to any withdrawal not otherwise permitted by the Loan Documents. The provisions of this paragraph shall not apply to (i) any deposit account for which the Debtor, the depositary bank and the Secured Party have entered into a cash collateral agreement specially negotiated among the Debtor, the depositary bank and the Secured Party for the specific purpose set forth therein, (ii) a deposit account for which the Secured Party is the depositary bank and is in automatic control, and (iii) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Debtor's salaried employees.

         4.3. Investment Property. If the Debtor shall at any time hold or acquire any certificated securities, the Debtor shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify. If any securities now or hereafter acquired by the Debtor are uncertificated and are issued to the Debtor or its nominee directly by the issuer thereof, the Debtor shall immediately notify the Secured Party thereof and, at the Secured Party's request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (a) cause the issuer to agree to comply with instructions from the Secured Party as to such securities, without further consent of the Debtor or such nominee, or (b) arrange for the Secured Party to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by the Debtor are held by the Debtor or its nominee through a securities intermediary or commodity intermediary, the Debtor shall immediately notify the Secured Party thereof and, at the Secured Party's request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Secured Party to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Secured Party to such commodity intermediary, in each case without further consent of the Debtor or such nominee, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Secured Party to become the entitlement holder with respect to such investment property, with the Debtor being permitted, only with the consent of the Secured Party, to exercise rights to withdraw or otherwise deal with such investment property. The Secured Party agrees with the Debtor that the Secured Party shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by the Debtor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Loan Documents, would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Secured Party is the securities intermediary.

         4.4. Collateral in the Possession of a Bailee. If any Collateral is at any time in the possession of a bailee, the Debtor shall promptly notify the Secured Party thereof and, at the Secured Party's request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to the Secured Party, that the bailee holds such Collateral for the benefit of the Secured Party, and that such bailee agrees to comply, without further consent of the Debtor, with instructions from the Secured Party as to such Collateral. The Secured Party agrees with the Debtor that the Secured Party shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Debtor with respect to the bailee.

         4.5. Electronic Chattel Paper and Transferable Records. If the Debtor at any time holds or acquires an interest in any electronic chattel paper or any "transferable record," as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Debtor shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, shall take such action as the Secured Party may reasonably request to vest in the Secured Party control, under
Section 9-105 of the Uniform Commercial Code, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Secured Party agrees with the Debtor that the Secured Party will arrange, pursuant to procedures satisfactory to the Secured Party and so long as such procedures will not result in the Secured Party's loss of control, for the Debtor to make alterations to the electronic chattel paper or transferable record permitted under UCC Section 9-105 or, as the case may be,
Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Debtor with respect to such electronic chattel paper or transferable record.

         4.6. Letter-of-Credit Rights. If the Debtor is at any time a beneficiary under a letter of credit, the Debtor shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, the Debtor shall, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (i) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment to the Secured Party of the proceeds of the letter of credit, or (ii) arrange for the Secured Party to become the transferee beneficiary of the letter of credit, with the Secured Party agreeing, in each case, that the proceeds of the letter to credit are to be applied as provided in the Loan Documents.

         4.7 Commercial Tort Claims. If the Debtor shall at any time hold or acquire a commercial tort claim, the Debtor shall immediately notify the Secured Party in a writing signed by the Debtor of the particulars thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Secured Party.

         4.8. Other Actions as to Any and All Collateral. The Debtor further agrees, at the request and option of the Secured Party, to take any and all other actions the Secured Party may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party's security interest in any and all of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Debtor's signature thereon is required therefor, (b) causing the Secured Party's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party's security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party's security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals in form and substance satisfactory to Secured Party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Secured Party and (f) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Secured Party to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

5. Representations and Warranties Concerning Debtor's Legal Status. The Debtor has delivered to the Secured Party a certificate signed by the Debtor and entitled "Perfection Certificate" (the "Perfection Certificate") attached as Annex A. The Debtor represents and warrants to the Secured Party as follows: (a) the Debtor's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (b) the Debtor is an organization of the type, and is organized in the jurisdiction set forth in the Perfection Certificate,
(c) the Perfection Certificate accurately sets forth the Debtor's organizational identification number or accurately states that the Debtor has none, (d) the Perfection Certificate accurately sets forth the Debtor's place of business or, if more than one, its chief executive office, as well as the Debtor's mailing address, if different, (e) all other information set forth on the Perfection Certificate pertaining to the Debtor is accurate and complete, and (f) that there has been no change in any information provided in the Perfection Certificate since the date on which it was executed by the Debtor.


6. Covenants Concerning Debtor's Legal Status. The Debtor covenants with the Secured Party as follows: (a) without providing at least 30 days prior written notice to the Secured Party, the Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if the Debtor does not have an organizational identification number and later obtains one, the Debtor shall forthwith notify the Secured Party of such organizational identification number, and (c) the Debtor will not change its type of organization, jurisdiction of organization or other legal structure.


7. Covenants Concerning Collateral. The Debtor covenants with the Secured Party as follows: (a) the Collateral, to the extent not delivered to the Secured Party pursuant to Section 4, will be kept at those locations listed on the Perfection Certificate and the Debtor will not remove the Collateral from such locations, without providing at least thirty days prior written notice to the Secured Party, (b) except for the security interest herein granted, the Debtor shall be the owner of or have other rights in the Collateral free from any right or claim of any other person, lien, security interest or other encumbrance, and the Debtor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Secured Party, (c) the Debtor shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any security interest, lien or encumbrance in the Collateral in favor of any person, other than the Secured Party, (d) the Debtor will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon, (e) the Debtor will permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located,
(f) the Debtor will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement, (g) the Debtor will continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, and (h) the Debtor will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for sales and leases of inventory in the ordinary course of business.

8. Insurance.

         8.1. Maintenance of Insurance. The Debtor will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that the Debtor will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Secured Party. In addition, all such insurance shall be payable to the Secured Party as loss payee under a "standard" beneficiary or loss payee clause. Without limiting the foregoing, the Debtor will (i) keep all of its physical property insured with casualty or physical hazard insurance on an "all risks" basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property, (ii) maintain all such workers' compensation or similar insurance as may be required by law, and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of the Debtor; business interruption insurance; and product liability insurance.

         8.2. Insurance Proceeds. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with an interest having priority in the property covered thereby, (i) so long as no Default or Event of Default has occurred and is continuing and to the extent that the amount of such proceeds is less than $50,000 be disbursed to the Debtor for direct application by the Debtor solely to the repair or replacement of the Debtor's property so damaged or destroyed, and (ii) in all other circumstances, be held by the Secured Party as cash collateral for the Obligations. The Secured Party may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Secured Party may reasonably prescribe, for direct application by the Debtor solely to the repair or replacement of the Debtor's property so damaged or destroyed, or the Secured Party may apply all or any part of such proceeds to the Obligations with the commitment (if not then terminated) being reduced by the amount so applied to the Obligations.

         8.3. Continuation of Insurance. All policies of insurance shall provide for at least 30 days prior written cancellation notice to the Secured Party. In the event of failure by the Debtor to provide and maintain insurance as herein provided, the Secured Party may, at its option, provide such insurance and charge the amount thereof to the Debtor. The Debtor shall furnish the Secured Party with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.


9. Collateral Protection Expenses; Preservation of Collateral.

         9.1. Expenses Incurred by Secured Party. In the Secured Party's discretion, if the Debtor fails to do so, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums. The Debtor agrees to reimburse the Secured Party on demand for all expenditures so made. The Secured Party shall have no obligation to the Debtor to make any such expenditures, nor shall the making thereof be construed as the waiver or cure of any Default or Event of Default.

         9.2. Secured Party's Obligations and Duties. Anything herein to the contrary notwithstanding, the Debtor shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the Debtor thereunder. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times. The Secured Party's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.


10. Securities and Deposits. The Secured Party may at any time following and during the continuance of a Default and Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Secured Party may following and during the continuance of a Default and Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Secured Party to the Debtor may at any time be applied to or set off against any of the Obligations then due and owing.


11. Notification to Account Debtors and Other Persons Obligated on Collateral. The Debtor shall, at the request and option of the Secured Party, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Party or to any financial institution designated by the Secured Party as the Secured Party's agent therefor, and the Secured Party may itself, without notice to or demand upon the Debtor, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, the Debtor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Debtor as trustee for the Secured Party without commingling the same with other funds of the Debtor and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments. The Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Secured Party to the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.


12. Power of Attorney.

         12.1. Appointment and Powers of Secured Party. The Debtor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Debtor or in the Secured Party's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Debtor, without notice to or assent by the Debtor, to do the following:

                  (a) upon the occurrence and during the continuance of a Default or an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Debtor's expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary or useful to protect, preserve or realize upon the Collateral and the Secured Party's security interest therein, in order to effect the intent of this Agreement, all at least as fully and effectively as the Debtor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state, local or other agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to the Debtor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Secured Party so elects, with a view to causing the liquidation of assets of the issuer of any such securities, and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

                  (b) to the extent that the Debtor's authorization given in
Section 3 is not sufficient, to file such financing statements with respect hereto, with or without the Debtor's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in the Debtor's name such financing statements and amendments thereto and continuation statements which may require the Debtor's signature.

         12.2. Ratification by Debtor. To the extent permitted by law, the Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

         12.3. No Duty on Secured Party. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtor for any act or failure to act, except for the Secured Party's own gross negligence or willful misconduct.


13. Rights and Remedies. If an Event of Default shall have occurred and be continuing, the Secured Party, without any other notice to or demand upon the Debtor have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State and any additional rights and remedies which may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as the Debtor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Secured Party may in its discretion require the Debtor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Debtor's principal office(s) or at such other locations as the Secured Party may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the Debtor at least five Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Debtor hereby acknowledges that five Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, the Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party's rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

14. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Debtor acknowledges and agrees that it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. The Debtor acknowledges that the purpose of this Section 14 is to provide non-exhaustive indications of what actions or omissions by the Secured Party would fulfill the Secured Party's duties under the Uniform Commercial Code or other law of the State or any other relevant jurisdiction in the Secured Party's exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 14. Without limitation upon the foregoing, nothing contained in this Section 14 shall be construed to grant any rights to the Debtor or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 14.


15. No Waiver by Secured Party. The Secured Party shall not be deemed to have waived any of its rights or remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Party. No delay or omission on the part of the Secured Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.

16. Proceeds of Dispositions; Expenses. The Debtor shall pay to the Secured Party on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Secured Party in protecting, preserving or enforcing the Secured Party's rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of the Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Secured Party may determine, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Debtor. In the absence of final payment and satisfaction in full of all of the Obligations, the Debtor shall remain liable for any deficiency.


17. Overdue Amounts. Until paid, all amounts due and payable by the Debtor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Loan Documents.


18. Governing Law; Consent to Jurisdiction. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF Washington. The Debtor agrees that any action or claim arising out of, or any dispute in connection with, this Agreement, any rights, remedies, obligations, or duties hereunder, or the performance or enforcement hereof or thereof, may be brought in the courts of the State of Washington sitting in King County or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Debtor by mail at the address specified in the Purchase Agreement. The Debtor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court. In the event the Debtor commences any action in another jurisdiction or venue under any tort or contract theory arising directly or indirectly from the relationship created by this agreement, the Secured Party at its option shall be entitled to have the case transferred to one of the jurisdictions and venues above-described, or if such transfer cannot be accomplished under applicable law, to have such case dismissed without prejudice.


19. Waiver of Jury Trial. THE DEBTOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS, REMEDIES, OBLIGATIONS, OR DUTIES HEREUNDER, OR THE PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF. Except as prohibited by law, the Debtor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Debtor (i) certifies that neither the Secured Party nor any representative, agent or attorney of the Secured Party has represented, expressly or otherwise, that the Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement, and (ii) acknowledges that, in entering into the Purchase Agreement and the other Loan Documents to which the Secured Party is a party, the Secured Party is relying upon, among other things, the waivers and certifications contained in this Section 19.


20. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Debtor and its respective successors and assigns, and shall inure to the benefit of the Secured Party and its successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Debtor acknowledges receipt of a copy of this Agreement.

IN WITNESS WHEREOF, intending to be legally bound, the Debtor has caused this Agreement to be duly executed as of the date first above written.




SEATTLE TRADE EXCHANGE, LLC


/s/  Bobbi McMullen
--------------------------------------------
By: BOBBI MCMULLEN, PRESIDENT






Date:  November 24, 2003


Accepted:

ITEX CORPORATION


/s/  Steven White
----------------------------------------------
By:  Steven White, Chairman of the Board


CERTIFICATE OF ACKNOWLEDGMENT
STATE OF WASHINGTON                         )
                                            ) ss.
COUNTY OF KING                              )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 24 day of November, 2003, personally appeared Bobbi McMullen, to me known personally, and who, being by me duly sworn, deposes and says that she is the President of Seattle Trade Exchange, LLC, and that said instrument was signed and sealed on behalf of said limited liability company by authority of its members, and said Bobbi McMullen acknowledged said instrument to be the free act and deed of said limited liability company..

Notary Public
              ---------------------------------------

My commission expires:
                       ---------------------

                                                                         ANNEX A

                             PERFECTION CERTIFICATE


                           (UCC Financing Statements)

The undersigned, the President and Member of SEATTLE TRADE EXCHANGE, LLC, a WASHINGTON limited liability company (the "Debtor"), hereby certifies, with reference to a certain Security Agreement dated November 24, 2003(the "Security Agreement") (terms defined in such Security Agreement having the same meanings herein as specified therein), between the Debtor and ITEX Corporation, a Nevada corporation (the " Secured Party"), to the Secured Party as follows:

1. Name. The exact legal name of the Debtor as that name appears on its [Certificate of Limited Liability Company filed with the Washington Secretary of State is as follows: Seattle Trade Exchange, LLC.

2. Other Identifying Factors.

     (a) The following is a mailing address for the Debtor: 200 1st Ave W STE 504, Seattle, WA 98119

     (b) If different from its indicated mailing address, the Debtor's place of business or, if more than one, its chief executive office is located at the following address:

                  Address           County           State

N/A

     (c) The following is the type of organization of the Debtor: Limited Liability Company

     (d)  The  following  is  the  jurisdiction  of the  Debtor's  organization:
     Washington

     (e)  The   following   is  the   Debtor's   state   issued   organizational
     identification number [state "None" if the state does not issue such a number]:

3. Other Names.

         (a) The following is a list of all other names (including trade names or similar appellations) used by the Debtor, or any other business or organization to which the Debtor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

         (b) Attached hereto as Schedule 3 is the information required in
Section 2 for any other business or organization to which the Debtor became the successor by merger, consolidation, acquisition of assets, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

4. Other Current Locations.

         (a) The following are all other locations in the United States of America in which the Debtor maintains any books or records relating to any of the Collateral consisting of accounts, instruments, chattel paper, general intangibles or mobile goods:

                  Address           County           State

none

         (b) The following are all other places of business of the Debtor in the United States of America:

                  Address           County           State

none

         (c) The following are all other locations in the United States of America where any of the Collateral consisting of inventory or equipment is located:

                  Address           County           State

none

         (d) The following are the names and addresses of all persons or entities other than the Debtor, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment:

                  Name         Mailing Address       County            State

none

5. Prior Locations.

         (a) Set forth below is the information required by Section 4 (a) or (b) with respect to each location or place of business previously maintained by the Debtor at any time during the past five years in a state in which the Debtor has previously maintained a location or place of business at any time during the past four months:

                  Address           County           State
none


         (b) Set forth below is the information required by Section 4(c) or (d) with respect to each other location at which, or other person or entity with which, any of the Collateral consisting of inventory or equipment has been previously held at any time during the past twelve months:

                  Name          Mailing Address       County            State

N/a

6. Fixtures. Attached hereto as Schedule 6 is the information required by UCC
Section 9-502(b) or Section 9-402(5) of each state in which any of the Collateral consisting of fixtures are or are to be located and the name and address of each real estate recording office where a mortgage on the real estate on which such fixtures are or are to be located would be recorded.

7. Unusual Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 3 or on Schedule 7 attached hereto, all of the Collateral has been originated by the Debtor in the ordinary course of the Debtor's business or consists of goods which have been acquired by the Debtor in the ordinary course from a person in the business of selling goods of that kind.



8. UCC Filings. A duly authorized financing statement, in a form acceptable to the Secured Party and containing the indication of the Collateral set forth on
Schedule 8(A) has been duly filed in the central Uniform Commercial Code filing office in the jurisdiction identified in Section 2(d) and in each real estate recording office referred to on Schedule 6 hereto. Attached hereto as Schedule 8(B) is a true copy of each such filing duly acknowledged or otherwise identified by the filing office.

9. Schedule of Filing. Attached hereto as Schedule 9 is a schedule setting forth filing information with respect to the filings described in Section 8.

10. Filing Fees. All filing fees and taxes payable in connection with the filings described in Section 8 have been paid.

IN WITNESS WHEREOF, I have hereunto signed this Certificate on November 24,
2003.



SEATTLE TRADE EXCHANGE, LLC.


/s/  Bobbi McMullen
--------------------------------------------
By: BOBBI MCMULLEN, PRESIDENT